EXHIBIT 21.1

CORPORATE ORGANIZATIONAL STRUCTURE:

Zones, Inc., a Washington corporation, is the parent company of the following wholly owned subsidiary:

1. Zones Corporate Solutions Private Limited, a Delhi, India corporation.